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                                [TRC Letterhead]


                                                                    Exhibit 23.4

October 8, 1999


Ladies and Gentlemen:

         We consent to the use of the summary of our conclusions contained in the Prospectus (including any amendments or supplements thereto) relating to the offering of (a) 9.00% Pass Through Certificates, Series 1999-A and (b) 9.67% Pass Through Certificates, Series 1999-B of AES Eastern Energy, L.P. ("AES Eastern") constituting part of the registration statement on Form S-4 of AES Eastern (the "Prospectus").


                                                  TRC Environmental Corporation

                                                  By:
                                                  Name: Martin H. Dodd